Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street

Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	July 12, 2023

Issuer Name and Ticker or Trading Symbol:	BNY Mellon Strategic Municipal Bond Fund, Inc. [DSM]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	BANC OF AMERICA PREFERRED FUNDING CORPORATION

By: /s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory